UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2006, Kulicke and Soffa Industries, Inc. (the “Company”) entered into a Severance Agreement and General Release (the “Agreement”) with Oded Lendner, Senior Vice President, Package Test. Mr. Lendner’s employment terminated on March 31, 2006 (the “Employment End Date”).

Subject to the terms and conditions of the Agreement, the Company agreed to pay Mr. Lendner (i) severance payments equal to 1.5 times his current annual base salary of $307,000 and (ii) an incentive bonus of $247,135, which was calculated based on the consideration received by the Company for the sale of the Company’s test businesses. In addition, Mr. Lendner’s options to purchase 81,530 shares of the Company’s common stock that were not vested and exercisable prior to the Employment End Date will become vested and exercisable on April 8, 2006. Mr. Lendner will have three months from the Employment End Date to exercise outstanding stock options. Options not exercised during the three-month period will be forfeited.

The Agreement includes a mutual general release and an agreement by Mr. Lendner not to compete with the Company until March of 2007.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Severance Agreement and General Release by and between Kulicke and Soffa Industries, Inc. and Oded Lendner, dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ C. Scott Kulicke
Name:	C. Scott Kulicke
Title:	Chief Executive Officer